Exhibit 99.1

Tile Shop Holdings Announces Independent Investigation Results,

Provides Preliminary 2013 Results and 2014 Outlook

-	Investigation Concludes Historical Financial Statements Properly Stated –
-	Related Party Disclosures to Be Updated Based on New Information –

January 27, 2014 – Tile Shop Holdings, Inc. (NASDAQ: TTS) (the “Company”), a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories, today announced the findings of the Audit Committee investigation into the nature and extent of its relationship with Beijing Pingxiu (“BP”), a licensed Chinese export trading company formerly utilized by the Company and certain of its Chinese vendors. The investigation was conducted by Dorsey & Whitney LLP, independent counsel to the Audit Committee, and an internationally recognized “Big 4” independent public accounting firm. The findings of the investigation concluded that while certain previously undisclosed related party relationships existed, there is no evidence that the Company’s historical financial results have been misstated or that the Company applied any improper accounting treatment with respect to its historical financial statements.

The investigation provided the following information:

●

Fumitake Nishi, the brother-in-law of CEO Robert Rucker and a former Company employee, acquired BP in late 2011.  The investigation found that while BP primarily processed export transactions on an agency basis on behalf of the Company’s vendors, it also operated a business model that would take title to product and resell that product to the Company.  The report confirmed that Mr. Nishi failed to disclose to the Company the existence of this “reseller” model and his ownership of BP.  The total amount of payments processed by and through BP during the years ended December 31, 2011, 2012 and 2013 were $6.3 million, $12.5 million and $16.9 million, respectively. During fiscal years 2011, 2012 and 2013, the Company’s purchases that were fulfilled under BP’s agency model totaled $6.2 million, $9.5 million and $9.5 million, respectively, and the purchases that were fulfilled under BP’s reseller model were $0.1 million, $3.0 million and $7.4 million, respectively. The report found no evidence that the Company overpaid vendors through the BP relationship, nor did it underpay vendors through the BP relationship.

●

Mr. Nishi acquired a majority ownership interest in a vendor of the Company, Nanyang Helin Stone Co. Ltd. (“Nanyang”) in 2010.  The Company purchases natural stone products including hand-crafted mosaics, listellos and accessories from Nanyang.  The same products purchased from Nanyang were also purchased from other vendors and the investigation indicated that the prices for the products purchased from Nanyang were consistent with what the company paid the other unrelated vendors for the same or similar SKUs. Total amounts purchased from Nanyang during fiscal years 2011, 2012 and 2013 were $1.7 million, $2.1 million and $2.8 million, respectively.

●

Mr. Nishi personally received payments from representatives of certain vendors over the period September 2011 through December 2013.  The investigation, which included local on-site interviews in China with some of these vendors, reported that certain vendors stated that the payments were in appreciation for consulting services provided by Mr. Nishi.  The investigation identified approximately $1.1 million that was deposited into Mr. Nishi’s personal bank accounts in China over the above-referenced period.

●	There was no evidence that the Company’s inventories were overstated and/or its cost of goods sold was understated; inventory supplied from China was properly recorded at its purchase price.

●	There was no evidence the Company carries a material amount of discontinued or obsolete inventory on its books, and the Company applies its policy addressing this risk on an on-going basis.

●	There was no evidence of any payments to any vendors, either cash or equity, by Mr. Rucker in exchange for favorable pricing for the Company.

●	The investigation did not uncover any other third party relationships that require disclosure.

Mr. Rucker, CEO, stated “I am naturally extremely disappointed to learn of the nature and extent of the previously undisclosed relationships that Mr. Nishi maintained with our vendors. Our senior management team has had direct and pointed conversations with our vendors about this situation. We believe that by working together we will implement better practices to safeguard against any of these situations recurring in the future.”

Mr. Rucker continued, “The investigation took longer than we anticipated, but because of the diligence of the process, our Company will be stronger in the future. We have reexamined our business practices and have initiated the implementation of new procedures to better manage and control our vendor relationships. With that said, our entire organization can now re-focus its efforts on growing this Company as we continue to build out our national network of stores in a profitable manner.”

The detailed investigation included:

●	Multiple interviews with Mr. Nishi, senior management of the Company, and third party vendors located in China.
●	Examination of documents from the Company, Mr. Nishi, Mr. Rucker, various banks and certain third party vendors, including BP, Mr. Rucker’s brokerage accounts and stock transfer records.
●	Retention of an independent accounting firm to perform detailed analysis and testing of accounting records, supporting documentation and third party transactions.
●	Review of relevant documents, including public filings, financial documentation, correspondence and emails.

The Company is taking the following actions as a result of the investigation findings:

●	The Company discontinued its relationship with BP as of December 1, 2013.
●

Mr. Nishi’s employment was terminated effective January 1, 2014 for multiple violations of the Company’s business ethics policy. The Company will actively pursue recovery from Mr. Nishi of all monies he received from sources other than the Company while he was an employee of the Company.

●	The Company is establishing new procedures to ensure that it has complete visibility to its vendors’ invoices.
●	The Company has notified Nanyang that it will continue business with Nanyang only if Mr. Nishi’s ownership is transferred to an unrelated party and Mr. Nishi is not an officer or director of Nanyang.
●

The Company is establishing a new export trading company which would be operated by Company employees, so as to properly identify and fully control all vendor invoices, vendor relationships and vendor payments.

●	The Company will install multiple points of contact with vendors and rotate primary vendor relationships every 24 months.
●	The Company will reorganize purchasing oversight responsibilities and implement additional segregation of duties and control procedures.

The Company will file an amended Annual Report on Form 10-K for fiscal 2012, which will include disclosure of Mr. Nishi’s previously unknown ownership interests in BP and Nanyang, and the salary paid to Mr. Nishi as a Company employee.

2013 Preliminary Results

The Company is providing select preliminary financial information for the year ended December 31, 2013.

Revenues for the fourth quarter 2013 were $57.8 million and for the full year were $229.6 million, representing an annual increase of 26%. Comparable store sales for the fourth quarter of 2013 were 10.1% and for the full year 2013 were 12.4%.

While the annual result is within the guidance range previously communicated of $227 to $237 million, the fourth quarter sales were lower than anticipated. The Company noted that revenues trailed off from earlier 2013 trends starting in mid-November due to a reduction in traffic, limited benefit of promotional activities and inclement weather in several of the Company’s key Upper Midwest and East Coast markets.

Gross margins will be below 70% for the quarter but will approximate 70% for the year. Cost increases, discounts and promotional activity all impacted gross margins in the quarter.

Adjusted EBITDA is expected to range between $8 million and $10 million in the fourth quarter and $53 to $55 million for full year 2013.  The Company had provided guidance that Adjusted EBITDA would approximate $60 million for the year.

The lower than anticipated revenues, coupled with the lower gross margins, were the primary reasons that Adjusted EBITDA will be below expectations.  Also contributing to the Adjusted EBITDA shortfall was:

●	An approximately $1.1 million increase in sales and marketing expenses, which related to a planned advertising initiative that did not produce revenue related benefits in 2013.
●	Higher than expected health and benefit costs in the fourth quarter.
●	Pre-store opening expenses in the quarter were nearly $1.0 million which was approximately $200,000 above expectations due to slightly longer construction times and higher costs of certain locations.

Adjusted EBITDA excludes any costs associated with the independent investigation and other non-recurring items, as further described in “Non-GAAP Financial Measures” below. The costs for the investigation are anticipated to be in the $1.0 to $1.5 million range, which will be recognized as incurred in the fourth quarter 2013 and first quarter 2014.

The Company opened eight new stores in the fourth quarter, bringing the total for 2013 to 20 new stores. Two additional stores were opened in early January 2014.

“Late in the fourth quarter, there was a noticeable drop in customer traffic and our sales in the quarter ended below expectations. Harsh winter weather conditions in important markets had a meaningful effect on our daily orders and order deliveries in the quarter. In addition, planned promotional activities that were executed in the quarter did not yield the return we expected, which impacted our gross margins”, commented Chief Operating Officer Chris Homeister. Our team is carefully examining the cost/benefit relationship of our current promotional practices so as to consistently return to 70% gross margins. We are modifying our advertising approach to employ more dynamic messaging and personalized media capabilities as we enter into 2014. We will continue to invest in new stores and targeted promotional activities to drive sales growth in the most profitable manner.”

Mr. Rucker concluded, “While we are disappointed with our performance in the fourth quarter, we are still energized and excited about our long-term growth strategy. The opportunity for growth in our market niche is significant and our new store performance continues to demonstrate that the fundamental business model is sound. Our business is extremely well positioned to take advantage of the existing market conditions and we will strive to improve all operating metrics as we move forward. We are at the very early stages of a long term expansion opportunity and we remain committed to substantially growing shareholder value every year.”

Initial 2014 Guidance

The Company is providing initial expectations for 2014, based on past performance, anticipated new store openings and current economic conditions. Guidance includes the anticipated impact from challenging weather in key markets in January 2014 and resulted in the temporary loss of selling days at select locations in three important markets.

For the full year ended December 31, 2014 the Company expects:

●	Revenue to range from $285 million to $295 million.
●	Comparable Store sales to range from 5% to 7%.
●	Earnings per share to range from $0.43 to $0.47, assuming approximately 70% gross profit margins and 51.9 million fully diluted shares outstanding.
●	20 new store openings, with two already opened, and no additional distribution center.

The Company anticipates that it will report 2013 full year results on February 20, 2013.

About Tile Shop Holdings and The Tile Shop

The Company is a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories in the United States. The Company offers a wide selection of products, attractive prices, and exceptional customer service in an extensive showroom setting. The Company operates 90 stores in 28 states, with an average size of 23,000 square feet. The Company also sells its products on its website, www.tileshop.com.

Non-GAAP Financial Measures

We calculate Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adding back interest expense, income taxes, depreciation and amortization, non-cash change in warrant liability, non-recurring equity related transaction costs, unusual items, the cost of the special investigation, deferred compensation expense, and stock-based compensation expense. The exact amount of these items is not yet determinable for the fourth quarter and full-year 2013, as expected results remain subject to completion of the Company’s year-end accounting processes and may be affected by subsequent events in accordance with GAAP. Accordingly, the Company is unable to provide fourth quarter and full-year GAAP net earnings estimates and reconciliation at this time.

We believe that measuring Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. This measure is used in monthly financial reports prepared for management and our board of directors. We believe that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Our management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s intended actions following completion of the independent investigation, the anticipated benefits to be achieved as a result of information gathered during the independent investigation, expected financial performance, activities relating to pricing and advertising initiatives and the benefits of the Company’s operating model. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to the Company’s ability to recover funds from Mr. Nishi, the Company’s ability to establish controls and take other actions that will ensure proper vendor relationships in the future, direct and indirect costs relating to the Company’s investigation into and disclosure of previously unknown relationships with Mr. Nishi, unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the SEC by the Company.

Contacts:

Investors and Media: Brad Cohen: 763-852-2988 investorrelations@tileshop.com